EXHIBIT 10.5

LEASE AGREEMENT

THIS AGREEMENT is made effective the 12th day of January, 2008, between RAMBO PHARMACY, INC., an Illinois corporation (the “Landlord”), and APOTHECARYRX, LLC, an Oklahoma limited liability company (the “Tenant”).

W I T N E S S E T H :

1.           Leased Premises.  The Landlord hereby leases to the Tenant, and Tenant hereby leases from Landlord, the real property, the buildings and improvements now located thereon, all structures, fixtures, and heating and cooling systems, now or hereafter located on or in such real property and improvements and the appurtenances thereto commonly known as 144 East Leafland, Decatur, Illinois 62521 and legally described as follows (the “Leased Premises”):

The South 36 feet of Lot Three (3), all of Lot Four (4) and the West 112.5 feet of Lot Five (5), except that part of Lots Three (3) and Four (4) dedicated for public right of way, all in Block One (1) of North Addition to the Town, now City of Decatur, as per plat of said Addition recorded in Book 2 at page 125 of the Records in the Recorder’s Office of Macon County, Illinois, except the Northern most 54 feet thereof.

2.           Term.  The term (the “Lease Term”) of this Agreement will be ten (10) years, commencing on January 12, 2008, and ending on January 11, 2018.

3.           Rent.  The Tenant agrees to pay to the Landlord as rent (the “Rent”) for the Leased Premises monthly installments of Three Thousand Five Hundred Dollars ($3,500.00), payable without offset or deduction in advance on the first (1st) business day of each month during the Lease Term.  If the commencement date or the expiration date of the Lease Term is a date other than the first day of the month, the rent for the month in which such date occurs will be prorated based on the actual number of days in such month.

4.           Insurance.  The Tenant will, at all times during the Lease Term, and at the cost and expense of the Tenant, carry and maintain fire and extended coverage insurance and public liability, bodily injury and property damage comprehensive insurance (collectively, “Tenant’s Insurance”), all in form and amounts and with such insurance companies as may be reasonably acceptable to the Landlord.  Tenant’s Insurance will name the Landlord as an additional insured.  Originals or copies of original policies (together with copies of the endorsements naming the Landlord) and evidence of the payment of all premiums of such policies will be delivered to the Landlord upon the execution of this Lease by the Tenant and on each anniversary thereof.  Tenant’s Insurance will provide that it may not be terminated or amended except after thirty (30) days’ prior written notice to the Landlord.

5.           Taxes.  Tenant will pay all real estate taxes relating to the Leased Premises and for all taxes, assessments, and other governmental charges which relate to the business operated in the Leased Premises, including sales taxes and personal property taxes.

6.           Utilities.  The Tenant will pay for all utilities which it uses on the Leased Premises.

7.           Maintenance.  The Tenant agrees to perform the customary routine maintenance and service to the Tenant’s improvements and the interior surfaces of the walls, floors and ceilings as well as routine maintenance and repairs of the plumbing fixtures and heating and air conditioning systems, exterior signs for the business and those portions of the parking area requiring the application of white rock and the cutting or removal of weeds.  The Tenant will also be responsible for any snow removal on the walkways or the parking area as well as any striping for parking spaces used by customers.  The Landlord will be responsible for the replacement of and major repairs to the heating and air conditioning systems if needed.  Notwithstanding the foregoing, the Tenant will be responsible for repairing any part of the Leased Premises damaged by the intentional or negligent actions of the Tenant or the Tenant’s invitees or guests.  The Tenant will not commit or allow any waste to be committed on the Leased Premises by the Tenant or the Tenant’s invitees or guests.

8.           Use and Inspection.  The Tenant agrees to use and occupy the Leased Premises in compliance with all applicable laws, ordinances and regulations.  The Tenant hereby grants to the Landlord the right to enter and inspect the Leased Premises at reasonable times during normal business hours with prior reasonable notice, provided that, for purposes of complying with pharmacy access laws, the Landlord agrees that the Landlord or its agents will only access the Leased Premises when accompanied by a pharmacist employed by Tenant.

9.           Quiet Enjoyment.  The Landlord warrants that the Landlord is the owner of title to the Leased Premises (subject to encumbrances, easements, restrictions and mineral interests previously reserved or conveyed of record) and has full right and authority to execute this Agreement.  The Landlord covenants that the Landlord will warrant and forever defend the rights of the Tenant to exclusive possession and quiet enjoyment of the Leased Premises against all persons claiming under the Landlord so long as the Tenant pays the rent herein reserved and performs the other obligations of the Tenant under this Agreement.

10.         Alterations.  The Tenant may make any alterations to the Leased Premises of a minor, temporary, decorative nature at the Tenant’s expense.  Tenant will make no other alterations or additions to the Leased Premises without the Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed.  The Tenant will pay all costs of any approved remodeling of or changes to the Leased Premises which the Tenant desires to make.  Except as otherwise provided herein, any permanent alteration to the Leased Premises will become a part of the Leased Premises and will remain part of the Leased Premises after the termination of this Lease Agreement.

11.         Tenant Fixtures.  On termination of this Lease Agreement, the Tenant will be entitled to keep and remove from the Leased Premises all of the Tenant’s equipment and trade fixtures.

12.         Casualty Loss.  The Landlord and the Tenant agree that if, at any time during the Lease Term, the improvements to the Leased Premises are totally destroyed by fire or other casualty, or are partially destroyed so as to render the improvements unfit for occupancy or operation of the Tenant’s business and so as to render the improvements so badly damaged that the same cannot be repaired or restored within sixty (60) days after the occurrence of such damage, then the Tenant will have the option to terminate this Lease Agreement by giving written notice to the Landlord within thirty (30) days after the happening of such damage.  In the event the Tenant does not exercise the right to cancel this Lease Agreement, the Landlord will repair and restore the improvements with due diligence, and the rent will be abated until such time as the Landlord has completed repair thereof.

13.         Eminent Domain.  In the event the Leased Premises or any part thereof is taken by any public or tribal authority under the power of eminent domain, other similar power, or by purchase in lieu thereof, then the terms of this Lease Agreement will cease on the part so taken from the day title is transferred to the public or tribal authority and the Rent will be paid up to that date.  From the day title is so taken, the monthly rental will be reduced in proportion to the value of the Leased Premises taken, provided, however, that if forty percent (40%) or more of the Leased Premises is taken under the power of eminent domain, or by purchase in lieu thereof, the Tenant will have the option to terminate this Lease Agreement on the date title is transferred to the public or tribal authority and the parties will be released from any further obligations hereunder.

14.         Subordination to Mortgage.  From time to time during the Lease Term, the Landlord may execute one or more mortgages covering the Leased Premises.  On the request of the Landlord from time to time, the Tenant agrees to consent to the subordination of this Lease Agreement to the lien of any such mortgage and to execute any certificate or other instrument of such purpose that the holder of such mortgage or mortgages might reasonably request.  The Tenant’s obligation to consent to such subordination is conditioned on the holder of the mortgage agreeing not to disturb the Tenant’s peaceable possession of the Leased Premises for the Lease Term and any renewals thereof and that such possession will continue unabated in the event that such holder succeeds to the interests of the Landlord as if such holder were the Landlord.

15.         Surrender.  At the termination of this Lease Agreement, however such termination might be brought about, the Tenant agrees to quit and surrender the Leased Premises in as good condition as when occupancy began hereunder, ordinary wear and tear and casualty loss excepted.

16.         Holding Over.  If the Tenant continues to occupy the Leased Premises after the expiration or other termination of the Lease Term, such holding over will, unless otherwise agreed by the Landlord in writing, constitute a tenancy at will at a daily rental equal to one-thirtieth of the Rent payable during the last month prior to the termination of the Lease Term and such holding over will be subject to all of the other provisions of this Lease Agreement.

17.         Tenant Default; Landlord Remedies.  If the Tenant fails to perform any of the Tenant’s acts, obligations and agreements hereunder, the Landlord will have the option to declare the same to be a default hereunder by written notice, to the Tenant specifying the nature of such default.  In the event the Tenant cures such default within ten (10) days after receipt of such notice, the Landlord and the Tenant will be restored to their respective rights and obligations under this Lease Agreement as if no event of default had occurred.  On the failure of the Tenant to cure a default within the time provided, the Landlord may elect to waive the default or terminate this Lease Agreement on written notice to the Tenant, in which event the Tenant will immediately surrender the Leased Premises to the Landlord.  In addition to termination of this Lease, the Landlord may, at its option, elect to: (a) enforce the terms and conditions of this Lease; or (b) terminate the Tenant’s right of possession without terminating this Lease, in which event it shall have the right to re-enter the Leased Premises, with or without process or law, expel the Tenant or any other occupant, and repossess the Leased Premises for purposes of rerenting the Leased Premises.  In the event the Landlord terminates the Tenant’s right to possession without terminating this Lease, the Tenant shall remain liable for all rent due under the Lease, less any rent received by the Landlord from such re-renting after payment of all costs of re-renting.  Nothing contained in this paragraph shall eliminate the Landlord’s legal duty to mitigate damages in the event of the Tenant’s default.

Any and all remedies provided to the Landlord are cumulative and not exclusive, and the Landlord shall be entitled to pursue either the rights enumerated in this Lease or remedies authorized by law, or both.  Any defaulting party shall be liable for any costs or expenses, including reasonable attorney’s fees, incurred by the other party in enforcing any terms of this Lease, or in pursuing any legal action for the enforcement of the prevailing party’s rights.

18.         Landlord Default; Tenant Remedies.  If the Landlord fails to perform any of the Landlord’s acts, obligations and agreements under this Lease Agreement or any other agreements between the Landlord and the Tenant, the Tenant will give the Landlord written notice of the default and the Landlord will have ten (10) days after receipt of such notice to cure such default.  If such default will in the Tenant’s opinion materially interfere with the Tenant’s operations at the Leased Premises, the Tenant is authorized, at its option, to take such actions as the Tenant deems appropriate to avoid interference with the Tenant’s operations and pay the costs associated therewith.  Tenant may setoff any such amounts against the Tenant’s obligations under this Agreement.  If the Landlord has not cured the default within ten (10) days after receipt of the notice, whether the Tenant has taken remedial action or not, the Tenant will be entitled to terminate this Lease Agreement and to exercise all further and additional remedies as might now or hereafter be accorded to the Tenant at law or in equity.

19.         Assignment.  Tenant may assign this Lease Agreement without the consent of the Landlord to any person or entity in which the Tenant holds an interest or which holds an interest in the Tenant or to any person or entity that purchases the pharmacy business being operated on the Leased Premises, provided such assignee expressly assumes and agrees to perform the Tenant’s obligations under this Lease.  Other than the foregoing, the Tenant may not assign this Lease Agreement without the consent of the Landlord, which consent will not be unreasonably withheld.

20.         Notice.  Unless otherwise required, any notice, payment, demand or communication required or permitted to be given by any provision of this Lease Agreement will be in writing and will be deemed to have been given when delivered personally to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designated by written notice to the other party:

To the Landlord: Rambo Pharmacy, Inc.
Attn: Norman Greenberg
140 East Court Manor Place
Decatur, Illinois 62522

With a copy to:	Thomas M. Shade, Esquire
132 South Water Street, Suite 515
Decatur, Illinois 62523
Fax: (217) 428-9742

To the Tenant:	Apothecary Rx, LLC
Attn: Mr. Lewis P. Zeidner, President
5500 Wayzata Boulevard, Suite 210
Golden Valley, Minnesota 55416
Fax: (763) 647-1137

With a copy to:	Michael Meleen, Esquire
Commercial Law Group, P.C.
700 Oklahoma Tower
210 Park Avenue
Oklahoma City, Oklahoma 73102
Fax: (405) 232-5553

21.         Miscellaneous.  Time is of the essence of each provision of this Agreement.  This document constitutes the entire agreement between the Buyer and the Seller relating to the Leased Premises and there are no agreements, understandings, warranties or representations between the Landlord and the Tenant except as set forth herein.  Landlord and Tenant agree that, at the request of either party, both Landlord and Tenant will execute a Memorandum of Lease satisfactory to the registrar of deeds for Macon County, Illinois for filing in the land records of such county.  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing (specifically excluding electronic mail) signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This document will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this Agreement.  The parties agree that any counterpart may be executed by facsimile signature and such facsimile signature will be deemed an original.  When executed by the parties in accordance with the foregoing, this Agreement inures to the benefit of and is binding on the parties and their respective heirs, successors and assigns.

SIGNATURE PAGE TO LEASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Lease Agreement on the date first above written.

RAMBO PHARMACY, INC., an
Illinois corporation
By	/S/NORMAN GREENBERG
(the “Landlord”)

SIGNATURE PAGE TO LEASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Lease Agreement on the date first above written.

APOTHECARYRX, LLC, an
Oklahoma limited liability company
By	/S/LEWIS P. ZEIDNER
Lewis P. Zeidner, President

(the “Tenant”)